UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 23, 2020

Culp, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1823 Eastchester Drive

High Point, North Carolina 27265

(Address of Principal Executive Offices)

(Zip Code)

(336) 889-5161

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Common stock, par value $0.05 per share	CULP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2020, the Compensation Committee of the Board of Directors (the “Committee”) reviewed achievement of the applicable performance measures established under the Company’s long-term equity incentive program (“LTIP”) for fiscal 2018, including application of the total shareholder return (TSR) moderator, as previously described in the section titled “Consideration of Shareholder Advisory Vote and Changes for Fiscal 2018” of the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 18, 2017, in order to determine the number of shares of common stock that would vest, if any, to the Company’s named executive officers with respect to awards granted under the fiscal 2018 LTIP program.

The Committee also reviewed other factors deemed relevant, including certain changes made in connection with application of the TSR moderator for awards granted under the fiscal 2020 LTIP program, as previously described in the section titled “Consideration of Shareholder Advisory Vote and Changes for Fiscal 2020” of the Company’s Proxy Statement filed with the Securities and Exchange Commission on August 22, 2019.  Specifically, the Committee noted that awards granted to named executive officers under the fiscal 2020 LTIP program included a cap on the potential increase or decrease in the number of shares that could be earned by the award recipient as a result of application of the TSR moderator, such that if the Company’s three-year TSR result put the Company in the bottom quartile of the applicable benchmark group, then the number of shares earned would be decreased by 25%, while the awards granted under the fiscal 2018 LTIP program did not include any such limitation on the amount of any decrease in shares earned resulting from application of the TSR moderator.

Based upon its review, the Committee determined that the threshold operating income performance levels established for the applicable three-year performance period under the fiscal 2018 LTIP program for the upholstery fabrics segment was achieved, which, prior to the application of the TSR moderator, would have resulted in the vesting of 3,277 shares under the award agreement for Boyd Chumbley, president of the Company’s upholstery fabrics division.  The Committee further determined that, in light of the significant disruption in the Company’s stock price during the applicable three-year performance period, including as a result of the unprecedented disruption caused by the COVID-19 pandemic, as well as the upholstery fabrics division’s solid performance during the applicable performance period prior to the COVID-19 disruption, the criteria established by the Company with respect to the TSR moderator under the fiscal 2020 LTIP program, which caps the potential decrease in earned shares at a 25% adjustment, should be applied to Mr. Chumbley’s award under the fiscal 2018 LTIP program.  Accordingly, the Committee determined that the Company’s three-year TSR result during the applicable performance period placed the Company in the bottom quartile of the applicable benchmark group under the fiscal 2018 LTIP program and therefore reduced Mr. Chubmley’s earned shares by 25%, resulting in the vesting and issuance of 2,458 shares to Mr. Chumbley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CULP, INC. (Registrant)

By:	/s/ Ashley Durbin
VP, General Counsel and Corporate Secretary

Dated:  July 29, 2020

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